Name of Registrant:
Franklin Global Trust
File No. 811-10157

EXHIBIT ITEM No. 77D (g): Policies with respect to security investments

July 25, 2013 supplement to the Registrant's prospectus:


From 495 SA-I 01/14


SUPPLEMENT DATED JANUARY 21, 2014
TO THE STATEMENT OF ADDITIONAL INFORMATION
DATED DECEMBER 1, 2013
OF
FRANKLIN GLOBAL REAL ESTATE FUND
Franklin Global Trust

The Statement of Additional Information is amended as follows:
The "Goals, Strategies and Risks - Glossary of Investment Techniques, Strategies and Their Risks - Non-Diversification" section on page 24 is deleted in its entirety.

Please keep this supplement for future reference.